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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of 3Com Corporation of our report dated February 7, 1995, which appears on page 32 of Chipcom Corporation's 1994 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Proxy Statement/ Prospectus.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Boston, Massachusetts
August 29, 1995